UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

November 17, 2017

SUPERIOR DRILLING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Utah	46-4341605
(State of Incorporation)	(I.R.S. Employer Identification No.)

1583 South 1700 East
Vernal, Utah	84078
(Address of principal executive offices)	(Zip code)

Commission File Number: 001-36453

Registrant’s telephone number, including area code: (435) 789-0594

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item4.01 Changes in Registrant’s Certifying Accountant

Hein & Associates LLP (“Hein”) served as the independent registered public accounting firm of Superior Drilling Products, Inc. (the “Company”) to audit the financial statements of the Company for the fiscal years ended December 31, 2016, 2015, 2014 and 2013. The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) selected Hein to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Effective November 16, 2017, Hein combined with Moss Adams LLP (“Moss Adams”). As a result of this transaction, on November 16, 2017, Hein resigned as the independent registered public accounting firm for the Company. Concurrent with such resignation, the Company engaged Moss Adams as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2017. The decision to engage Moss Adams as the Company’s independent registered public accounting firm was approved by the Audit Committee.

Hein’s audit report on the financial statements as of and for the years ended December 31, 2016 and 2015 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. In addition, at no point during the two fiscal years ended December 31, 2016 and 2015 or the subsequent interim period through November 16, 2017 were there any disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Hein, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

As previously disclosed in Item 9A of the Company’s Form 10-K filed on March 31, 2017 for the fiscal year ended December 31, 2016, we identified one material weakness in internal control over financial reporting relating to the lack of staffing and appropriate accounting expertise within its accounting department. Management believes the lack of accounting and financial personnel amounts to a material weakness in its internal control over financial reporting and their ability to adequately prepare financial statements and disclosures, and a lack of accounting expertise to appropriately apply GAAP for complex and non-routine transactions. The same material weakness was also identified and disclosed in Item 9A of the Company’s Form 10-K filed on March 18, 2016 for the fiscal year ended December 31, 2015. No other “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K have occurred during the two prior fiscal years. This material weakness has not been remediated as of the date of this Current Report on Form 8-K.

Hein was provided a copy of the above disclosures and has furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter from Hein dated November 17 is attached hereto as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2016 and 2015 and the subsequent interim period prior to the engagement of Moss Adams, the Company did not consult with Moss Adams regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and neither a written report was provided to the Company or oral advice was provided that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement as defined in (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is defined in (a)(1)(v) of Item 304 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

16.1	Letter from Hein dated November 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2017

SUPERIOR DRILLING PRODUCTS, INC.

/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer